EXHIBIT 99.1 FOR IMMEDIATE RELEASE

RASER TECHNOLOGIES, INC. 5152 North Edgewood Drive Provo, Utah 84604 (801) 765-1200

NICHOLAS GOODMAN JOINS RASER TECHNOLOGIES AS CHIEF EXECUTIVE OFFICER

Brings More Than 15 Years Experience in Designing, Financing and Developing Alternative Energy Power Plants to Raser

Provo, Utah, January 8, 2010—Raser Technologies Inc. (NYSE: RZ) today announced that Nicholas (Nick) Goodman has been named Chief Executive Officer. Goodman will be responsible for all company functions and activities. He will join Raser during January 2010. Dick Clayton, currently Raser Principal Executive Officer, will continue as Executive Vice President and General Counsel working with Goodman.

Mr. Goodman has 15 years of extensive experience growing companies through project development and acquisition. He most recently served as Chief Executive Officer of TDX Power, an electric utility holding company and power generation project developer. Under his leadership, TDX Power has grown from $3 million to over $60 million in annual recurring revenues. At three different wholly owned projects of TDX Power, Inc., Mr. Goodman managed the initial development and conceptual design, as well as Federal licensing and permitting for Alaska’s largest hydroelectric power project (330 MW), Alaska’s second geothermal project and several of Alaska’s largest wind diesel power projects. He also was responsible for securing project finance through a combination of public and private funding sources. In addition, he led the development of power plants for two military installations in Alaska as well as other sites in the US and abroad.

Prior employment included roles of Managing Director for Northern Renewables, a consulting and development firm, and General Manager for Tidal Electric, a marine hydropower development company.

“Nick has experience in delivering results and he has the leadership skills to sustain continued growth in our company,” said Raser Chairman Kraig Higginson. “He brings a broad, 15-year background in the power industry and a proven track record of development and financing of new projects worldwide to Raser. He is an accomplished electric utility executive with direct experience in fossil and renewable technologies including geothermal. I am confident that Nick will lead the Raser team to fully leverage the portfolio of resources and become a leading developer, owner and operator of geothermal and renewable projects.”

“I am excited to bring my expertise to Raser and help the Company to achieve its promise of becoming a world leader in clean, renewable, geothermal energy production,”

Mr. Goodman added. “Geothermal energy represents an important area of development for American’s economic and political future, and a viable way to reduce America’s dependence on imported energy sources. Raser has strategically built an impressive portfolio of reserves and the company is well-positioned to exploit these resources and build a strong recurring revenue base. I am eager to lead this effort.”

Mr. Goodman holds a Master of Science degree in Natural Resource Management from the University of Vermont and a Bachelor of Arts degree from Middlebury College. He currently serves on multiple power company boards.

About Raser Technologies

Raser (NYSE: RZ) is an environmental energy technology company focused on geothermal power development and technology licensing. Raser’s Power Systems segment is seeking to develop clean, renewable geothermal electric power plants and bottom-cycling operations, incorporating licensed heat transfer technology. Raser’s Transportation and Industrial segment focuses on extended-range plug-in-hybrid vehicle solutions and using Raser’s award-winning Symetron(tm) technology to improve the torque density and efficiency of the electric motors and drive systems used in electric and hybrid-electric vehicle powertrains and industrial applications. Further information on Raser may be found at: www.rasertech.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding: our beliefs about the performance and market applicability of our products; our beliefs about the status and enforceability of the Company's intellectual property; our beliefs about the performance capabilities of our technology; our beliefs about the potential for geothermal power generation on our leased properties, and our beliefs about the geothermal market in general. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment and our ability to compete in the industry; the strength of our intellectual property; our inability to attract, train and retain key personnel; and such other risks as identified in our quarterly report on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Raser Technologies, Inc. Issa Arnita Investor Relations (801) 765-1200 investorrelations@rasertech.com

Hayden IR Cameron Donahue (651) 653-1854 cameron@haydenir.com